UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Immunicon Corporation

(Exact name of registrant specified in Charter)

Delaware	23-2269490
(State of Incorporation or Organization)	(IRS Employer Identification No.)
3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-110996 (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
n/a	n/a

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        The Registrant is registering shares of Common Stock, par value $0.001 per share, pursuant to a Registration Statement on Form S-1, File No. 333-110996, as amended, that was originally filed with the Securities and Exchange Commission on December 5, 2003 (the "Registration Statement"). A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and is incorporated herein by reference. Such Registration Statement and all amendments to the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are hereby deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits.

        Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement (as defined above) and is incorporated herein by reference:

Exhibit Number	Description
3.1	Form of Amended and Restated Certificate of Incorporation of Immunicon Corporation to be filed and to become effective upon completion of this offering.
3.2	Form of Bylaws of Immunicon Corporation to become effective upon completion of this offering.
4.1	Form of Immunicon Corporation Common Stock Certificate.
10.7	Second Amended and Restated Investors' Rights Agreement, dated December 13, 2001, among Immunicon Corporation and the parties set forth therein.
10.8	Amendment to Second Amended and Restated Investors' Right Agreement, dated March 6, 2003, among Immunicon Corporation and the parties set forth therein.
10.9	Second Amendment to Second Amended and Restated Investors' Rights Agreement, dated June 30, 2003, among Immunicon Corporation and the parties set forth therein.
10.54	Third Amendment to Second Amended and Restated Investors' Rights Agreement, dated March 15, 2004, among Immunicon Corporation and the parties set forth therein.

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Immunicon Corporation
Date: April 9, 2004	By:	/s/ JAMES G. MURPHY
		Name:	James G. Murphy
		Title:	Senior Vice President, Finance and Administration, and Chief Financial Officer